Exhibit 8.1

[LETTERHEAD OF WOMBLE CARLYLE SANDRIDGE & RICE, PLLC]

August 11, 2005

BB&T Corporation
200 West Second Street
Winston-Salem, NC 27101

Ladies and Gentlemen:

          We have acted as counsel to BB&T Corporation (“BB&T”), a North Carolina corporation, in connection with the filing under the Securities Act of 1933, as amended (the “Securities Act”), by BB&T and BB&T Capital Trust I, a Delaware statutory trust (the “Trust”), of a registration statement on Form S-3 (File Nos. 333-126592 and 333-126592-01) (the “Registration Statement”) registering the offer and sale from time to time of certain securities, including the offer and sale by the Trust, of trust preferred securities (the “Capital Securities”). The Capital Securities will be offered for sale pursuant to a prospectus dated August 11, 2005, as supplemented by the prospectus supplement dated August 11, 2005 (together, the “Prospectus”).

          We hereby confirm that, although the discussion set forth in the Prospectus under the heading “Certain U.S. Federal Income Tax Considerations” does not purport to discuss all possible United States federal income tax consequences of the purchase, ownership and disposition of the Capital Securities, in our opinion, such discussion constitutes, in all material respects, a fair and accurate summary of the material United States federal income tax consequences of the purchase, ownership and disposition of the Capital Securities, based upon current law. It is possible that contrary positions may be taken by the Internal Revenue Service and that a court may agree with such contrary positions.

          We hereby consent to the filing of this opinion as an exhibit to a current report on Form 8-K of BB&T (which shall be deemed incorporated by reference into the Prospectus constituting part of the Registration Statement) and to the use of our name in the Prospectus under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

          THIS OPINION AND THE MATERIAL SET FORTH IN THE PROSPECTUS TO WHICH IT RELATES UNDER THE HEADING “CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS” HAS NOT BEEN PREPARED AND IS NOT INTENDED TO BE USED, AND CANNOT BE USED, BY ANY TAXPAYER FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON THE TAXPAYER UNDER FEDERAL TAX LAW. WE UNDERSTAND THAT THIS OPINION AND SUCH MATERIAL WILL BE USED TO SUPPORT THE PROMOTION OR MARKETING OF THE TRANSACTIONS DISCUSSED IN THE PROSPECTUS AND ANY TAXPAYER WHO READS THIS OPINION AND SUCH MATERIAL SHOULD SEEK INDEPENDENT ADVICE BASED ON THE TAXPAYER’S PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

Very truly yours,

/s/ Womble Carlyle Sandridge & Rice, PLLC